Exhibit 99.1

9341 Courtland Drive, Rockford, MI 49351 Phone (616) 866-5500; Fax (616) 866-0257

FOR IMMEDIATE RELEASE

CONTACT: Don Grimes

(616) 863-4404

WOLVERINE WORLDWIDE ANNOUNCES RECORD SECOND QUARTER REVENUE, GROSS MARGIN AND OPERATING FREE CASH FLOW; INCREASES FULL-YEAR EARNINGS GUIDANCE

Rockford, Michigan, July 9, 2013 — Wolverine Worldwide (NYSE: WWW) today reported record revenue and strong earnings performance for its second fiscal quarter ended June 15, 2013. The quarter included a full 12 weeks contribution from the Company’s October 2012 acquisition of the Sperry Top-Sider, Saucony, Stride Rite, and Keds brands (the “PLG Acquisition”).

Second quarter highlights:

•

Revenue was a record $587.8 million, up 88.0% versus prior year reported revenue of $312.7 million and within the Company’s expectations going into the quarter. The quarter’s revenue was up 5.5% versus prior year pro forma revenue. Sperry Top-Sider, Keds, Saucony, and Harley-Davidson Footwear led the revenue growth in the quarter.

•

Reported gross margin increased 320 basis points to a record 41.0%. The strong gross margin performance was balanced across the Company’s portfolio of brands and was driven by pricing discipline, favorable brand and channel mix, and better inventory management.

•

Excluding acquisition-related transaction and integration expenses, fully diluted earnings per share in the quarter were $0.46, substantially ahead of the Company’s previous guidance of $0.31—$0.35 per share and a 12.2% increase compared to the prior year’s second quarter earnings adjusted for both acquisition-related transaction and integration costs and a non-recurring tax benefit. The excellent earnings results were driven primarily by better-than-expected earnings from the recently-acquired brands. Reported earnings per share, including acquisition-related transaction and integration expenses, were $0.36 in this year’s second quarter compared to $0.42 in the prior year.

•

Operating free cash flow in the fiscal second quarter was a record $165.1 million and the Company reduced its interest-bearing debt by $73.6 million in the quarter, including fully paying off its revolving line of credit and a voluntary principal payment of $25 million on a term loan.

“We are extremely pleased to report excellent financial results in our most recent quarter,” said Blake W. Krueger, Chairman and Chief Executive Officer. “The combined power of our brand portfolio is virtually unmatched in the industry, and the continuing global consumer interest in authentic brands anchored in performance and heritage positions us well for future growth. We continue to believe that the power of our 16-brand portfolio, a strong global infrastructure, and talented team have us poised to deliver growth and exceptional shareholder value.”

Additional details for the quarter:

•	Foreign exchange translation decreased the quarter’s reported revenue by $0.9 million and foreign exchange contract losses reduced reported gross margin by 24 basis points.

•

Excluding acquisition-related transaction and integration expenses of $7.9 million in the quarter, operating expenses were $196.2 million, better than plan at 33.4% of revenue, compared to 28.9% of revenue in the prior year’s second quarter. Year-over-year SG&A comparisons were impacted by purchase price accounting amortization, a greater percentage of revenue derived from consumer direct activities, incremental pension and incentive compensation expense, as well as investments in key brand marketing initiatives. Reported operating expenses were $204.1 million in the second quarter.

•

Excluding acquisition-related transaction and integration expenses, the effective tax rate in the quarter was 26.6%. The reported tax rate, which benefits from the deductibility of the acquisition-related charges primarily in high statutory tax rate jurisdictions, was 24.2%.

•	The Company ended the quarter with net debt of $1.014 billion, down $159 million from the net debt after the close of the PLG Acquisition in October 2012.

Today, the Company is reaffirming its full-year revenue guidance in the range of $2.7 to $2.775 billion, representing growth in the range of 6.0% to 8.9% compared to prior year pro forma revenue of $2.548 billion. On the strength of the excellent year-to-date earnings performance, the Company is raising its adjusted earnings per share guidance to a range of $2.60 to $2.75 per share, representing growth in the range of 13.5% to 20.1%, compared to prior year adjusted earnings per share of $2.29, and even stronger growth of 23.8% to 31.0% after further adjusting the prior year for $0.19 per share of non-recurring tax benefit. On a reported basis, full-year earnings per share for the current fiscal year are now expected in the range of $2.06 to $2.21 per share.

The Company will host a conference call at 8:30 a.m. EDT today to discuss these results and current business trends. To listen to the call at the Company’s website, go to www.wolverineworldwide.com, click on “Investor Relations” in the navigation bar, and then click on “Webcasts & Presentations” from the side navigation bar of the “Investor Relations” page. To listen to the webcast, your computer must have a streaming media player, which can be downloaded for free at www.wolverineworldwide.com. In addition, the conference call can be heard at www.streetevents.com. A replay of the call will be available at the Company’s website through September 30, 2013.

With a commitment to service and product excellence, Wolverine World Wide, Inc. is one of the world’s leading marketers of branded casual, active lifestyle, work, outdoor sport, athletic, children’s, and uniform footwear and apparel. The Company’s portfolio of highly recognized brands includes: Merrell®, Sperry Top-Sider®, Hush Puppies®, Saucony®, Wolverine®, Keds®, Stride Rite®, Sebago®, Cushe®, Chaco®, Bates®, HYTEST®, and Soft Style®. The Company also is the global footwear licensee of popular brands including Cat®, Harley-Davidson®, and Patagonia®. The Company’s products are carried by leading retailers in the U.S. and globally in approximately 200 countries and territories. For additional information, please visit our website, www.wolverineworldwide.com.

This press release contains forward-looking statements. In addition, words such as “estimates,” “anticipates,” “believes,” “forecasts,” “plans,” “predicts,” “projects,” “is likely,” “expects,” “intends,” “should,” “will,” variations of such words, and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties, and assumptions (“Risk Factors”) that are difficult to predict with regard to timing, extent, likelihood, and degree of occurrence. Therefore, actual results and outcomes may materially differ from what may be expressed or forecasted in such forward-looking statements. Risk Factors include, among others: the Company’s ability to realize the benefits of the PLG Acquisition on a timely basis or at all; the Company’s ability to combine its legacy businesses and PLG successfully or in a timely and cost-efficient manner; the degree of business disruption relating to the PLG Acquisition; the Company’s ability to successfully develop its brands and businesses; changes in interest rates, tax laws, duty structures, tariffs, quotas, or applicable assessments in countries of import and export including anti-dumping measures and trade defense actions; changes in consumer preferences, spending patterns, buying patterns, or price sensitivity; changes in future pension funding requirements and pension expenses; the ability to secure and protect owned intellectual property or use licensed intellectual property; cancellation of orders for future delivery, or the failure of the Department of Defense to exercise future purchase options or award new contracts, or the cancellation of existing contracts by the Department of Defense or other military purchasers; changes in planned customer demand, re-orders, or at-once orders; changes in relationships with, including the loss of, significant customers; the availability and pricing of footwear manufacturing capacity; reliance on foreign sourcing; failure of international licensees and distributors to meet sales goals or to make timely payments on amounts owed; disruption of technology systems; regulatory or other changes affecting the supply or price of materials used in manufacturing; the impact of regulatory or legal proceedings and legal compliance risks; the availability of power, labor, and resources in key foreign sourcing countries, including China; the cost, availability, and management of raw materials, inventories, services, and labor for owned and contract manufacturers; the impact of competition and pricing; the impact of changes in the value of foreign currencies; the development of new initiatives; the risks of doing business in developing countries and politically or economically volatile areas; retail buying patterns; consolidation in the retail sector; changes in economic and market conditions; acts and effects of war and terrorism; seasonality and weather; problems affecting the Company’s distribution system, including service interruptions at shipping and receiving ports; the failure to maintain the security of personally identifiable and other information of customers, stockholders, and employees; and additional factors discussed in the Company’s reports filed with the Securities and Exchange Commission and exhibits thereto. The foregoing Risk Factors, as well as other existing Risk Factors and new Risk Factors that emerge from time to time, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. Furthermore, the Company undertakes no obligation to update, amend, or clarify forward-looking statements.

# # #

WOLVERINE WORLD WIDE, INC.

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

(Unaudited)

(in millions, except per share data)

	12 Weeks Ended		24 Weeks Ended
	June 15,	June 16,	June 15,	June 16,
	2013	2012	2013	2012
Revenue	$587.8	$312.7	$1,233.7	$635.5
Cost of products sold	346.7	194.6	730.6	385.2

Gross profit	241.1	118.1	503.1	250.3
Gross margin	41.0%	37.8%	40.8%	39.4%
Selling, general and administrative expenses	196.2	90.4	392.0	185.6
Acquisition related transaction and integration costs	7.9	4.9	23.1	4.9

Operating expenses	204.1	95.3	415.1	190.5
Operating expenses as a % of revenue	34.7%	30.5%	33.6%	30.0%

Operating profit	37.0	22.8	88.0	59.8
Operating margin	6.3%	7.3%	7.1%	9.4%
Interest expense, net	12.5	0.3	25.4	0.8
Other expense, net	0.6	0.7	1.0	1.6

	13.1	1.0	26.5	2.4

Earnings before income taxes	23.9	21.8	61.6	57.4
Income taxes	5.8	1.5	13.7	5.9
Effective tax rate	24.2%	7.0%	22.2%	10.4%

Net earnings	18.1	20.3	47.9	51.5
Net earnings attributable to noncontrolling interests	0.2	(0.2)	0.2	(0.2)

Net earnings attributable to Wolverine Worldwide	$17.9	$20.5	$47.7	$51.7

Diluted earnings per share	$0.36	$0.42	$0.95	$1.05

Supplemental information:
Net earnings used to calculate diluted earnings per share	$17.6	$20.2	$46.8	$50.8
Shares used to calculate diluted earnings per share	49.3	48.4	49.2	48.3
Weighted average shares outstanding	50.2	48.7	49.9	48.6

CONSOLIDATED CONDENSED BALANCE SHEETS

(Unaudited)

(in million)

	June 15,	June 16,
	2013	2012
ASSETS:
Cash and cash equivalents	$171.0	$156.6
Receivables	397.9	235.2
Inventories	484.7	243.9
Other current assets	69.1	39.6

Total current assets	1,122.7	675.3
Property, plant and equipment, net	148.7	75.8
Goodwill and other non-amortizable intangibles	1,137.6	56.6
Other assets	235.7	84.6

Total Assets	$2,644.7	$892.3

LIABILITIES & EQUITY:
Accounts payable and other accrued liabilities	$328.5	$132.5
Current maturities on long-term debt	37.1	—
Revolving credit agreement	—	28.0

Total current liabilities	365.6	160.5
Long-term debt	1,147.6	—
Other non-current liabilities	427.0	103.2
Stockholders’ equity	704.6	628.6

Total Liabilities and Equity	$2,644.7	$892.3

WOLVERINE WORLD WIDE, INC.

CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS

(Unaudited)

(in millions)

	24 Weeks Ended
	June 15,	June 16,
	2013	2012
OPERATING ACTIVITIES:
Net earnings	$47.9	$51.5
Adjustments necessary to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	25.6	7.6
Deferred income taxes	(4.6)	0.4
Stock-based compensation expense, net of tax benefits	12.5	4.2
Pension expense	17.2	12.9
Pension contribution	(0.8)	(26.7)
Other	1.7	(2.1)
Changes in operating assets and liabilities	(12.0)	(32.3)

Net cash provided by operating activities	87.5	15.5
INVESTING ACTIVITIES:
Investment in joint ventures	(1.6)	(1.6)
Additions to property, plant and equipment	(14.7)	(4.7)
Other	1.6	(1.3)

Net cash used in investing activities	(14.7)	(7.6)
FINANCING ACTIVITIES:
Net (payments) borrowings under revolver	—	17.0
Payments of long term debt	(65.3)	(0.5)
Cash dividends paid	(11.8)	(11.8)
Purchase of common stock for treasury	—	(8.0)
Other	5.7	12.4

Net cash provided by (used in) financing activities	(71.4)	9.1
Effect of foreign exchange rate changes	(1.8)	(0.4)

Increase (decrease) in cash and cash equivalents	(0.4)	16.6
Cash and cash equivalents at beginning of year	171.4	140.0

Cash and cash equivalents at end of the quarter	$171.0	$156.6

WOLVERINE WORLD WIDE, INC.

REPORTED REVENUE BY OPERATING GROUP

(Unaudited)

(in millions)

	2nd Quarter Ended
	June 15, 2013		June 16, 2012		Change
	Revenue	% of Total	Revenue	% of Total	$	%
Lifestyle Group	$255.2	43.4%	$28.5	9.1%	$226.7	795.4%
Performance Group	199.7	34.0%	149.3	47.7%	50.4	33.8%
Heritage Group	110.6	18.8%	111.5	35.7%	(0.9)	-0.8%
Other	22.3	3.8%	23.4	7.5%	(1.1)	-4.7%

Total Revenue	$587.8	100.0%	$312.7	100.0%	$275.1	88.0%

REPORTED FISCAL Q2 2013 REVENUE BY OPERATING GROUP COMPARED TO

FISCAL Q2 2012 PRO FORMA REVENUE BY OPERATING GROUP*

(Unaudited)

(in millions)

	2nd Quarter Ended
	June 15, 2013		June 16, 2012		Change
	Revenue	% of Total	Revenue	% of Total	$	%
Lifestyle Group	$255.2	43.4%	$212.7	38.2%	$42.5	20.0%
Performance Group	199.7	34.0%	209.7	37.6%	(10.0)	-4.8%
Heritage Group	110.6	18.8%	111.5	20.0%	(0.9)	-0.8%
Other	22.3	3.8%	23.1	4.2%	(0.8)	-3.5%

Total Revenue	$587.8	100.0%	$557.0	100.0%	$30.8	5.5%

*2012 revenues are presented as if the Company acquired PLG on January 1, 2012. The adjusted financial results are used by management to, and allow investors to, evaluate the operating performance of the Company on a comparable basis.

As required by the Securities and Exchange Commission Regulation G, the following tables contain information regarding the non-GAAP adjustments used by the Company in the presentation of its financial results:

WOLVERINE WORLD WIDE, INC.

RECONCILIATION OF FISCAL Q2 2012 REPORTED REVENUE TO FISCAL Q2 2012 PRO FORMA REVENUE*

(Unaudited)

(in millions)

	GAAP Basis		Pro Forma
	Fiscal Q2 2012	PLG Revenue (a)	Fiscal Q2 2012
Lifestyle Group	$28.5	$184.2	$212.7
Performance Group	149.3	60.4	209.7
Heritage Group	111.5	—	111.5
Other	23.4	(0.3)	23.1

Total Revenue	$312.7	$244.3	$557.0

RECONCILIATION OF FISCAL Q2 2013 REPORTED EPS TO EPS ADJUSTED

TO EXCLUDE ACQUISITION-RELATED TRANSACTION AND INTEGRATION COSTS*

(Unaudited)

		Acquisition-Related
	GAAP Basis	Transaction and	As Adjusted
	Fiscal Q2 2013	Integration Costs	Fiscal Q2 2013
Diluted earnings per share	$0.36	$0.10	$0.46

RECONCILIATION OF FISCAL Q2 2012 REPORTED EPS TO EPS ADJUSTED TO EXCLUDE

ACQUISITION-RELATED TRANSACTION AND INTEGRATION COSTS AND A ONE-TIME

NON-RECURRING TAX BENEFIT*

(Unaudited)

		Acquisition-Related
	GAAP Basis	Transaction and	Adjusted	Non-Recurring	Fully Adjusted
	Fiscal Q2 2012	Integration Costs	Fiscal Q2 2012	Tax Benefit (b)	Fiscal Q2 2012
Diluted earnings per share	$0.42	$0.06	$0.48	$(0.07)	$0.41

COMPONENTS OF OPERATING FREE CASH FLOW*

(Unaudited)

(in millions)

	24 Weeks Ended	12 Weeks Ended	12 Weeks Ended
	June 15, 2013	March 23, 2013	June 15, 2013
Net cash provided by (used in) operating activities	$87.5	($89.3)	$176.8
Net cash used in investing activities	(14.7)	(3.0)	(11.7)

Operating free cash flow	$72.8	($92.3)	$165.1

RECONCILIATION OF FISCAL Q2 2013 REPORTED OPERATING EXPENSES TO OPERATING EXPENSES

ADJUSTED TO EXCLUDE ACQUISITION-RELATED TRANSACTION AND INTEGRATION COSTS*

(Unaudited)

(in millions)

		Acquisition-Related
	GAAP Basis	Transaction and	As Adjusted
	Fiscal Q2 2013	Integration Costs	Fiscal Q2 2013
Operating expenses	$204.1	$(7.9)	$196.2
Percentage of revenue	34.7%		33.4%

RECONCILIATION OF FISCAL Q2 2012 REPORTED OPERATING EXPENSES TO OPERATING EXPENSES

ADJUSTED TO EXCLUDE ACQUISITION-RELATED TRANSACTION AND INTEGRATION COSTS*

(Unaudited)

(in millions)

		Acquisition-Related
	GAAP Basis	Transaction and	As Adjusted
	Fiscal Q2 2012	Integration Costs	Fiscal Q2 2012
Operating expenses	$95.3	$(4.9)	$90.4
Percentage of revenue	30.4%		28.9%

RECONCILIATION OF FISCAL Q2 2013 REPORTED EFFECTIVE TAX RATE TO EFFECTIVE TAX RATE ADJUSTED TO EXCLUDE ACQUISITION-RELATED TRANSACTION AND INTEGRATION COSTS*

(Unaudited)

		Acquisition-Related
	GAAP Basis	Transaction and		As Adjusted
	Fiscal Q2 2013	Integration Costs		Fiscal Q2 2013
Effective tax rate	24.2%	33.7	% (c)	26.6%

RECONCILIATION OF REPORTED DEBT TO NET DEBT

(Unaudited)

(in millions)

GAAP Reported Debt	$1,184.7
Cash & Cash Equivalents	(171.0)

Net Debt	$1,013.7

RECONCILIATION OF FISCAL 2012 FULL-YEAR REPORTED REVENUE TO REVENUE ADJUSTED

TO INCLUDE PLG FULL-YEAR 2012 REVENUE*

(Unaudited)

(in millions)

	GAAP Basis	PLG Pre “Stub Period”	As Adjusted
	Full-Year 2012	Revenue (a)	Full-Year 2012
Revenue	$1,640.8	$906.7	$2,547.5

RECONCILIATION OF FISCAL 2013 FULL-YEAR REPORTED EPS GUIDANCE TO EPS ADJUSTED TO EXCLUDE ACQUISITION-RELATED TRANSACTION AND INTEGRATION COSTS*

(Unaudited)

	GAAP Basis	Acquisition-Related	As Adjusted
	Full-Year 2013	Transaction and	Full-Year 2013
	Guidance	Integration Costs	Guidance
Diluted earnings per share	$2.06 - 2.21	$0.54	$2.60 - 2.75

RECONCILIATION OF FISCAL 2012 FULL-YEAR REPORTED EPS ADJUSTED TO EXCLUDE

ACQUISITION-RELATED TRANSACTION

AND INTEGRATION COSTS AND A ONE TIME NON-RECURRING TAX BENEFIT*

(Unaudited)

		Acquisition-Related
	GAAP Basis	Transaction and	As Adjusted	Non-Recurring	Fully Adjusted
	Full-Year 2012	Integration Costs	Full-Year 2012	Tax Benefit (b)	Full-Year 2012
Diluted earnings per share	$1.63	$0.66	$2.29	$(0.19)	$2.10

(a)	This adjustment presents the Company’s revenue as if PLG was acquired on January 1, 2012. The adjusted financial results are used by management to, and allow investors to, evaluate the operating performance of the Company on a comparable basis.
(b)	Represents the one time benefit of a favorable court decision in a foreign tax jurisdiction supporting the Company’s global tax strategies.
(c)	Represents the effective tax rate for acquisition related transaction and integration costs in the U.S. and foreign operations.
*	To supplement the consolidated financial statements presented in accordance with Generally Accepted Accounting Principles (“GAAP”), the Company describes what certain financial measures would have been in the absence of acquisition-related revenues, costs and earnings. The Company believes these non-GAAP measures provide useful information to both management and investors to increase comparability to the prior period by adjusting for certain items that may not be indicative of core operating measures and to better identify trends in our business. The adjusted financial results are used by management to, and allow investors to, evaluate the operating performance of the Company on a comparable basis. Management does not, nor should investors, consider such non-GAAP financial measures in isolation from, or as a substitution for, financial information prepared in accordance with GAAP. A reconciliation of all non-GAAP measures included in this press release, to the most directly comparable GAAP measures, are found in the financial tables above.